Exhibit 10.3

GALMED PHARMACEUTICALS LTD.
2013 INCENTIVE SHARE OPTION PLAN

GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

This plan, as amended from time to time, shall be known as GALMED PHARMACEUTICALS LTD. 2013 Incentive Share Option Plan (the "ISOP").

1.	PURPOSE OF THE ISOP

The ISOP is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board (as defined below) shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to this ISOP.

2.	DEFINITIONS

For purposes of the ISOP and related documents, including the Option Agreement (as defined below), the following definitions shall apply:

2.1.	"Affiliate" for purposes of US Options and any related definition, means a Subsidiary or Parent; and for purposes of Israeli Options and any related definitions means any "employing company" within the meaning of Section 102(a) of the Ordinance.

2.1.1.	"Parent" means a "parent corporation" whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.1.2.	"Subsidiary" means a "subsidiary corporation" whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.2.	"Articles" means the Articles of Association of the Company, as may be amended from time to time.

2.3.	"Board" means the Board of Directors of the Company.

2.4.	"Cause" means, (i) conviction of any felony involving moral turpitude or affecting the Company and/or its Affiliates; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Optionee's direct supervisor, which involves the business of the Company and/or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company and/or its Affiliates; (iv) any breach of the Optionee's fiduciary duties or duties of care owed to the Company and/or its Affiliates; including without limitation disclosure of confidential information of the Company and/or of its Affiliates; (v) dismissal under the circumstances defined in Section 16 and/or Section 17 of the Israeli Severance Pay Law, 1963; and (vi) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company and/or to its Affiliates.

2.5.	"Chairman" means the chairman of the Committee.

2.6.	"Code" means the United States Internal Revenue Code of 1986 as amended.

2.7.	"Committee" means a compensation committee or any other similar committee as may be appointed by the Board in accordance with applicable law.

2.8.	"Company" means Galmed Pharmaceuticals Ltd., a company incorporated under the laws of the State of Israel registration No. 514953512.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

2.9.	"Companies Law" means the Israeli Companies Law 5759-1999, as amended.

2.10.	"Controlling Shareholder" shall have the meaning ascribed to such term in Section 32(9) of the Ordinance.

2.11.	"Date of Grant" means, the date of grant of an Option, as determined by the Board and set forth in the Optionee's Option Agreement.

2.12.	"Employee" means an Israeli Employee or a US Employee, as applicable, as well as any employees of the Company and/or any of its Affiliates worldwide who are domiciled in other jurisdictions and therefore subject to different tax regimes and further subject to any applicable sub-plans to this ISOP as may be adopted by the Board from time to time.

2.12.1.	"Israeli Employee" means a person who is considered an Israeli resident for Israeli income tax purposes and who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder of the Company or its Affiliates, but excluding for purposes of any 102 Option, any Controlling Shareholder.

2.12.2.	"US Employee" means any person, including an individual who is serving as a director or an office holder, employed by the Company or any Affiliate. A US Employee shall not cease to be a US Employee in the case of (i) any leave of absence approved by the Company or any Affiliate or (ii) transfers between locations of the Company or between the Company, its Affiliates or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

2.13.	"Expiration Date" means the date upon which an Option shall expire, as set forth in Section 10.2 of the ISOP.

2.14.	"Fair Market Value" means as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange, NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.15.	"IPO" means the initial public offering of the Company's shares.

2.16.	"ISOP" means this Galmed Pharmaceuticals Ltd. 2013 Incentive Share Option Plan.

2.17.	"ITA" means the Israeli Tax Authorities.

2.18.	"Non-Employee" means a consultant, advisor, service provider, Controlling Shareholder (for purposes of 102 Options) or any other person who is not an Employee.

2.19.	"Option" means an option to purchase one or more Shares of the Company pursuant to the ISOP.

2.19.1.	"Israeli Options" means 102 Options and 3(i) Options.

2.19.1.1.	"102 Option" means any Option granted to Israeli Employees pursuant to Section 102 of the Ordinance.

2.19.1.2.	"Approved 102 Option" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.19.1.3.	"Unapproved 102 Option" means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.19.1.4.	"3(i) Option" means an Option granted pursuant to Section 3(i) of the Ordinance.

2.19.1.5.	"Capital Gain Option (CGO)" as defined in Section 5.4 below.

2.19.1.6.	"Ordinary Income Option (OIO)" as defined in Section 5.5 below.

2.19.2.	"US Options" means Incentive Stock Options and Nonstatutory Stock Options.

2.19.2.1.	"Incentive Stock Option" shall have the meaning given to such term under Section 422 of the Code.

2.19.2.2.	"Nonstatutory Stock Options" means options to U.S. residents which would not qualify as Incentive Stock Options.

2.20.	"Optionee" means a person who receives or holds an Option under the ISOP.

2.21.	"Option Agreement" means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option grant.

2.22.	"Ordinance" means the Israeli Income Tax Ordinance [New Version] 1961, as amended.

2.23.	"Purchase Price" means the price for each Share subject to an Option.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

2.24.	"Section 102" means section 102 of the Ordinance, as amended.

2.25.	"Share" means the ordinary shares of the Company, NIS 0.01 to be par value each.

2.26.	"Successor Company" means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

2.27.	"Transaction" means: (A) Board or (if approval of the shareholders of the Company is required) shareholder approval of: (1) any consolidation, reorganization or merger of the Company in which the Company is not the continuing or surviving corporationor pursuant to which Options would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Ordinary Shares immediately prior to the merger have the same proportionate ownership of Ordinary Shares of the surviving corporation immediately after the merger; or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or shares of the Company; (B) any person or group (within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934) other than the Company making a tender offer or exchange offer to acquire any Ordinary Shares (or securities convertible into Ordinary Shares) for cash, securities or any other consideration, provided that: (1) at least a portion of such securities sought pursuant to the offer in question is acquired; and (2) after consummation of such offer, the person in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934), directly or indirectly, of 20% or more of the outstanding Ordinary Shares (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Ordinary Shares); in each case unless the Board or the Committee decides that such transaction shall not constitute a Transaction.

2.28.	"Trustee" means any person appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as well as a custodian performing similar functions as my be required under any applicable tax regime or jurisdiction.

2.29.	"Vested Option" means any Option, which has already been vested according to the Vesting Dates.

2.30.	"Vesting Dates" means, as determined by the Board or by the Committee, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in Section 11 of the ISOP.

2.31.	"10% Shareholder" means an Optionee who at the time of grant owns, or is considered as owning within the meaning of Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company (or any Parent or Subsidiary of the Company).

3.	ADMINISTRATION OF THE ISOP

3.1.	The Board shall have the power to administer the ISOP either directly or upon the recommendation of the Committee, all as provided by applicable law and in the Articles. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

3.2.	The Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate participants; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option in accordance with the principles set forth in section 2.14 of the ISOP; (iv) make an election as to the type of Approved 102 Option; (v) designate the type of Options; (vi) alter any restrictions and conditions of any Options or Shares subject to any Options; (vii) interpret the provisions and supervise the administration of the ISOP; (viii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (ix) determine the Purchase Price of the Option; (x) prescribe, amend and rescind rules and regulations relating to the ISOP; and (xi) make all other determinations deemed necessary or advisable for the administration of the ISOP, including make any requisite adjustments in the ISOP and determine the relevant terms in any Option Agreement in order to comply with the requirements of any relevant tax regimes and make any requisite adjustments in the ISOP and determine the relevant terms with respect to any applicable sub-plans to this ISOP as may be adopted by the Board.

3.3.	Notwithstanding the above, the Committee shall not be entitled to grant Options to the Optionees, however, it will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(a)(5) of the Companies Law.

3.4.	The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the ISOP.

3.5.	Subject to the Articles and applicable law, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company's Articles, as the same may be in effect from time to time. Further, decisions and selections regarding grant of Options to 'office holders' (as such term defined in the Companies Law) may be seprately regulated by Chapter 4A (Compensation Policy for Office Holders) of the Companies Law and may accordingly require the approval of the Committee, Board and in some cases the Company’s shareholders by a special majority.

3.6.	The interpretation and construction by the Committee of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7.	Subject to the Company's Articles, applicable law and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Articles, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise, subject however to any limitations under any applicable law.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

4.	DESIGNATION OF PARTICIPANTS AND OTHER MATTERS

4.1.	The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate.

4.2.	The ISOP is intended to enable the Company to grant options and issue shares under various and different tax regimes, including, without limitation: (i) pursuant and subject to Section 102 or any provision which may amend or replace it and any regulations, rules, orders or procedures promulgated thereunder and to designate them as either grants made through a trustee or not through a trustee; (ii) pursuant and subject to Section 3(i) of the Ordinance; (iii) as Incentive Stock Options; (iv) Nonstatutory Stock Options; (v) to Optionees in jurisdictions other than Israel and the United States; and (vi) as restricted shares. Accordingly, the Board may consider and resolve (subject to the Articles and applicable law) on introducing amendments to this ISOP and/or to adopt sub-plans thereto in order to accommodate any of the foregoing or any other types of options or stock based incentives under any applicable tax regime or jurisdiction.

4.3.	Notwithstanding anything provided herein, the Company does not warrant that the ISOP will be recognized by the income tax authorities in any jurisdiction or that future changes will not be made to the provisions of applicable laws, or rules or regulations which are promulgated from time to time thereunder, or that any exemption or benefit currently available, whether pursuant to the Ordinance or the Code or otherwise, will not be abolished.

4.4.	Incentive Stock Options may be granted only to US Employees. 102 Options may be granted only to Israeli Employees.

4.5.	In the event that the Options are designated as Incentive Stock Options, then notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For the purposes of this Section 4.4, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

4.6.	The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ISOP or any other option or share plan of the Company or any of its Affiliates.

4.7.	Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation and all other applicable laws and regulations, as in effect from time to time, including without lmitation Chapter 4A (Compensation Policy for Office Holders) of the Companies Law.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1.	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

5.2.	The grant of Approved 102 Options shall be made under this ISOP and shall be conditioned upon the approval of this ISOP by the ITA.

5.3.	Approved 102 Option may either be classified as Capital Gain Option or Ordinary Income Option.

5.4.	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance shall be referred to herein as “CGO”.

5.5.	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance shall be referred to herein as “O1O”.

5.6.	The Company's election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "Election"), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.7.	All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

5.8.	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

5.9.	With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's (within the ITA) permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

6.	TRUSTEE

6.1.	Appointment of Trustee. The Board shall appoint (and may, from time to time, replace) a Trustee for the purposes of the ISOP, in accordance with the requirements of aplpicable law.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

6.2.	Holding Period. Approved 102 Options which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "Holding Period"). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.3.	Optionee's Tax Liabilities. Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

6.4.	Holding Limitations. With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

6.5.	Trustee Release. Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

7.	SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

7.1.	The Company has reserved 1,500,000 Shares for the purposes of the ISOP, subject to adjustment as set forth in Section 9 below, and as may be increased from time time in accordance with the terms of this ISOP. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Option for any reason expire or be cancelled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ISOP or under the Company's other share option plans.

7.2.	Each Option granted pursuant to the ISOP, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option, 3(i) Option, Incentive Stock Option or Nonstatutory Stock Option), the Vesting Dates, the Purchase Price per share, the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this ISOP and subject to the applicable law.

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7.3.	Until the consummation of an IPO, such Shares shall be voted by an irrevocable proxy (the "Proxy") pursuant to the directions of the Board, such Proxy to be assigned to the person or persons designated by the Board. Such person or persons designated by the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company's Articles, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise. Without derogating from the above, with respect to Approved 102 Options, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder

8.	PURCHASE PRICE

8.1.	The Purchase Price of each Share subject to an Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. However, in the case of an Incentive Stock Option, the Purchase Price shall not be less than 100% of the Fair Market Value of the underlying Shares on the Date of Grant or such other amount as may be required pursuant to the Code. Each Option Agreement will contain, inter alia, the Purchase Price determined for each Optionee.

8.2.	Non Incentive Stock Option shall be granted to an Optionee who is a 10% Shareholder, unless at such time the Purchase Price is at least 110% of the Fair Market Value of the underlying Shares and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant.

8.3.	The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Board or Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.4.	The Purchase Price shall be denominated in the currency of the primary economic environment of, either the Company, any of its Affiliates, or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

9.	ADJUSTMENTS.

Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

9.1.	Transaction Events. In the event of Transaction, the unexercised Options then outstanding under the ISOP shall be, as of the effective date of such Transaction, cancelled and shall be of no further force and effect. The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction. Notwithstanding the foregoing, the Committee or the Board shall have full power and authority to determine that the Options shall not be cancelled but shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the Company or the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

9.2.	Acceleration. Notwithstanding the above and subject to any applicable law, the Board or the Committee shall have full power and authority to determine (but that shall not be obligated to determine) that in certain Option Agreements:

9.2.1.	There shall be a clause instructing that, in any Transaction or the occurrence of any other event determined by the Board, the Vesting Dates shall be accelerated, or partially accelerated so that any unvested Option or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction (and contingent upon the occurrence of the Transaction) or prior to the effective date of the event determined by the Board of Directors.

9.2.2.	There shall be a clause instructing that, if the Optionee's employment with the Successor Company is terminated by the successor company without Cause within certain period, as determined in the Option Agreement, which shall not exceed two (2) years of the closing of such Transaction, the Vesting Dates shall be accelerated so that certain unvested portion of the substituted Option shall be immediately vested in full or in part as of the date of such termination without Cause.

9.3.	For the purposes of section 9.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the Company or by the holders of shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4.	Liquidation or Dissolution. If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ISOP, the Company shall notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

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9.5.	Changes in Capitalization. If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company (other than a Transaction), and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Options therefore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in Section 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

9.6.	Anything herein to the contrary notwithstanding, if prior to the completion of the IPO all or substantially all of the shares of the Company are to be sold, or in case of a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each Optionee shall be obliged to sell or exchange, as the case may be, all of the Shares such Optionee purchased under the ISOP, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final. Without derogating from the generality of the foregoing, and in addition thereto, each Optionee shall be obligated to sell and/or exchange all of the Shares such Optionee purchased under the ISOP, in accordance with any “bring along” (i.e. a provision according to which all shareholders of the Company are required to sell their shares/options in the event that the holders of a minimum percentage of the Company’s share capital has determined to sell or exchange such minimum percentage to a third party) or any similar provisions, all as specified in the Articles.

9.7.	The Optionee acknowledges that in the event that the Company's shares shall be registered for trading in any public market, Optionee's rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

10.	TERM AND EXERCISE OF OPTIONS

10.1.	Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the "Representative"), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price at the Company's or the Representative's principal office and compliance with any tax obligations as further specified in section 20.1 below, and/or in the Option Agreement. The notice shall specify the number of Shares with respect to which the Option is being exercised.

10.2.	Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; (ii) in the event of a Transaction and other events, as stated in Section 9 above, and (iii) the expiration of any extended period in any of the events set forth in section 10.5 below, and with respect to Incentive Stock Options, also as prescribed under Section 8 above.

10.3.	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10.5 below, the Optionee is employed by, serves as a director, or provides services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise, and subject, to the provisions of Section 2.19.2.1 as they may apply to Incentive Stock Options.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

10.4.	Subject to the provisions of section 10.5 below, in the event of termination of Optionee's employment, directorship or service-provider relationship, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment, directorship or services shall be deemed to constitute termination of employment or services. For the avoidance of doubt, in case of such termination of employment, directorship or services, the unvested portion of the Optionee's Option shall not vest and shall not become, exercisable.

10.5.	Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee's Option Agreement, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

(i)	termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or

(ii)	termination is the result of death or disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination. With respect to Incentive Stock Option, if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, such Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. In the case of an Incentive Stock Option, such Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option if exercised more than 1 (one) year following the date the Optionee ceased to be a US Employee as a result of his disability.; or

(iii)	prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable, and provided further that the Vested Options may lose their status as Incentive Stock Options and/or Approved 102 Option, if such extension extends beyond the maximum extension authorized by the Ordinance or the Code, as applicable.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

10.6.	To avoid doubt, the Optionees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such sections, until registration of the Optionee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP (following which time, the provisions of the Articles shall apply subject to any applicable law), but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 and 7.3 of the ISOP.

10.7.	Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

10.8.	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11.	VESTING OF OPTIONS

11.1.	Subject to the provisions of the ISOP, each Option shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date.

11.2.	An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

12.1.	Notwithstanding anything to the contrary in the Company's Articles, none of the Optionees shall have a right of first refusal in relation with any sale of shares in the Company.

12.2.	Unless otherwise determined by the Committee, until such time as the Company shall complete an IPO, an Optionee shall not have the right to sell Shares issued upon the exercise of an Option within six (6) months and one day of the date of exercise of such Option or issuance of such Shares. Unless otherwise determined by the Committee, until such time as the Company shall complete an IPO, the sale of Shares issuable upon the exercise of an Option shall be subject to a right of first refusal as determined in the Company’s Articles, as existing from time to time.

13.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Articles and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

14.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

14.1.	No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

14.2.	As long as Option's and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

15.	EFFECTIVE DATE AND DURATION OF THE ISOP

15.1.	The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

15.2.	The Company shall obtain the approval of the Company's shareholders for the adoption of this ISOP or for any amendment to this ISOP, if shareholders' approval is necessary or desirable to comply with any applicable law including without limitation the US securities law or the securities laws of other jurisdiction applicable to Options granted to Optionees under this ISOP, or if shareholders' approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission or as may be required under the Company's Articles.

16.	AMENDMENTS OR TERMINATION

Without derogating from any other rights granted herein to the Board, the Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

17.	GOVERNMENT REGULATIONS

The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, the Companies Law, the Israeli Securities Law 1968 and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

18.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES ; NO CLAIMS

18.1.	Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

18.2.	No Optionee or other person shall have any claim to be granted any Options, and there is no obligation for uniformity of treatment of Optionees. The terms and conditions of Options and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Optionee (whether or not such Optionees are similarly situated).

18.3.	No income or gain which shall be credited to or which purports to be credited to an Optionee as a result of this ISOP shall in any manner be taken into account in the calculation of the basis of the Optionee's entitlements from the Company or any Affiliate or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer or any other relationship (including, without limitation, any benefits under any pension, retirement, severance, profit sharing, bonus, life insurance, vacation or other legal requirement or benefit plan of the Company or any Related Company). Except as otherwise determined by the Board, if, pursuant to any law, the Company or any Affiliate shall be obliged for the purposes of calculation of the said items to take into account income or gain actually or theoretically credited to the Optionee, the Optionee shall indemnify the Company or any Affiliate against any expense caused to it in this regard.

19.	GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel, applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws, subject to the provisions of the Code with respect to Incentive Stock Options and, in the event of any ambiguity or conflict, the provisions hereof shall be so construed and applied as to give effect to the intention that any Incentive Stock Option granted will qualify as such under Section 422 of the Code. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

20.	TAX CONSEQUENCES

20.1.	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including, without limitation, withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

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GALMED PHARMACEUTICALS LTD. 2013 INCENTIVE SHARE OPTION PLAN

20.2.	The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.	NON-EXCLUSIVITY OF THE ISOP; MULTIPLE AGREEMENTS

21.1.	The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section 21.

21.2.	The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

Adopted on the 2nd day of September 2013

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